Exhibit 5.1

August 6, 2015
Novation Companies, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108

Ladies and Gentlemen:
We have acted as counsel to Novation Companies, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the “Registration Statement”) of 5,397,974 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance pursuant to the 2015 Incentive Stock Plan (the “Plan”). Such shares of Common Stock issuable pursuant to the Plan are herein referred to as the “Shares.”
In connection herewith, we have examined:
(1)the Registration Statement; and
(2)the Plan.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement of the Company, effective as of July 23, 2015 and the Amended and Restated Bylaws of the Company, effective as of April 1, 2015, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Securities and Exchange Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company.
Based upon the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly and validly authorized for issuance and will be, when issued, delivered and paid for pursuant to the Plan, validly issued, fully paid and nonassessable.
In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:
This opinion is not rendered with respect to any laws other than the Maryland General Corporation Law. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
This opinion is being delivered by us in connection with the filing of the Registration Statement with the SEC. We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ Bryan Cave LLP
Bryan Cave LLP